UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): February 6, 2009
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 6, 2009, Graphic Packaging Holding Company (the “Company”) received a notice from NYSE Regulation, Inc. that the Company did not satisfy the New York Stock Exchange’s standard for continued listing relating to average minimum closing share price because the average closing price of its shares of common stock over a 30 consecutive trading day period was less than $1.00 per share.
Under the applicable rules and regulations of the New York Stock Exchange (the “NYSE”), the Company must (i) notify NYSE Regulation within 10 business days from the receipt of the notification of its intent to cure the deficiency, and (ii) bring its share price and average share price back above $1.00 by six months following receipt of the notification. The Company will timely provide NYSE Regulation with the required notice of its intent to cure the deficiency and intends to take necessary and appropriate actions in order to bring the Company into compliance with the continued listing standard.
As also required under NYSE rules, the Company issued a press release on February 11, 2009 announcing that it had received the notice of non-compliance, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits

Exhibit Number	Description

99.1	Press Release dated February 11, 2009 regarding the NYSE notice of non-compliance

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY (Registrant)
Date: February 12, 2009	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary

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